Verisign Extends Registered Exchange Offer
for its 5.25% Senior Notes due 2025

RESTON, VA – July 10, 2015 – VeriSign, Inc. (“Verisign”) (NASDAQ: VRSN), today announced the extension of its offer to exchange all of its outstanding 5.25% Senior Notes due April 1, 2025 (the “Original Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of its 5.25% Senior Notes due April 1, 2025, which have been registered under the Act (the “Exchange Notes”). The exchange offer, which was scheduled to expire at 11:59 p.m., New York City time, on July 9, 2015, has been extended until 11:59 p.m., New York City time, on July 10, 2015, unless further extended by the Company.

Based on information provided by U.S. Bank National Association, the exchange agent for the exchange offer, as of July 9, 2015, at 5:08 p.m., $499,800,000 aggregate principal amount of the outstanding Original Notes had been validly tendered for exchange and not validly withdrawn, representing approximately 99.96% of the outstanding Original Notes.

The Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes have been registered under the Act and will not bear any legend restricting their transfer.

Verisign will accept for exchange any Original Notes validly tendered and not withdrawn prior to the expiration of the exchange offer at 11:59 p.m., New York City time on July 10, 2015, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to Verisign are set forth in a prospectus dated June 11, 2015 . A written prospectus providing the terms of the exchange offer may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. U.S. Bank National Association can be contacted at:

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS1P
111 Fillmore Ave E
St. Paul, MN 55107
Attn: Specialized Finance
Telephone: 1 (800) 936-6802

This announcement does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated June 11, 2015 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Verisign
Verisign, a global leader in domain names and Internet security, enables Internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key Internet infrastructure and services, including the .com and .net domains and two of the Internet’s root servers, as well as performs the root-zone maintainer functions for the core of the Internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. More information about potential factors that could affect Verisign’s business and financial results is included in Verisign’s filings with the SEC, including in Verisign’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2015 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.